Exhibit 99.1

Hill International, Inc.	The Equity Group Inc.
John P. Paolin	Devin Sullivan
Vice President of Marketing and Corporate Communications	Senior Vice President (212) 836-9608
(856) 810-6210	dsullivan@equityny.com
johnpaolin@hillintl.com

FOR IMMEDIATE RELEASE

Hill International Reports First Quarter 2009 Financial Results

Marlton, NJ – May 5, 2009 – Hill International (NYSE:HIL), the global leader in managing construction risk, announced today financial results for the first quarter ended March 31, 2009 (see attached tables). Total revenue for the first quarter of 2009 rose to $103.9 million, an increase of 28.5% over the first quarter of 2008. Consulting fee revenue for the first quarter of 2009 grew to $92.1 million, an increase of 32.3% from the first quarter of 2008. In the first quarter of 2009, Hill’s consulting fee revenue growth was comprised of 22.5% organic growth and 9.8% growth from acquisitions.

Operating profit for the first quarter of 2009 was $4.3 million, a decrease of 21.3% from the prior year’s quarter. Net earnings in the first quarter declined to $4.4 million (or $0.11 per diluted share based on 41.1 million diluted shares outstanding) from $6.8 million (or $0.17 per diluted share based on 41.1 million diluted shares outstanding) in the first quarter of 2008, a decrease of 35.5%.

Operating profit in the first quarter of 2009 was unfavorably impacted as compared to the prior year period by several items, including:

•	Currency devaluations in the British pound and the Euro by approximately $980,000.

•	An increase in bad debt expense of approximately $860,000.

•	Costs incurred in connection with an acquisition discontinued in the first quarter of 2009 of approximately $330,000.

In the aggregate, these unfavorable items impacted Hill’s first quarter 2009 operating profit by approximately $2.2 million and net earnings by approximately $1.6 million, or $.04 per diluted share. Net earnings for the first quarter of 2009 were positively impacted by a tax credit of $1.5 million realized from the reversal of a prior year’s uncertain tax position due to the expiration of the statute of limitations, but this was less than the $2.5 million tax credit in the first quarter of 2008.

The company’s total backlog at March 31, 2009 decreased to $598 million from $667 million at December 31, 2008, but remained up significantly from $480 million at March 31, 2008. Twelve-month backlog at March 31, 2009 was $270 million, up slightly from $269 million at December 31, 2008, and up from $242 million at March 31, 2008.

“Our first quarter financial performance was certainly impacted by the current negative global economic environment. Despite these difficult economic times, Hill achieved excellent revenue growth and remains profitable and strong

Hill International	Page 2
May 5, 2009

financially,” said Irvin E. Richter, Hill’s Chairman and Chief Executive Officer. “During the first quarter we continued to reduce our overhead cost structure. We plan to continue to focus on maximizing our revenue and minimizing our costs in order to create stockholder value,” Richter added.

Business Segment Results

In addition to providing consolidated financial results, Hill also reports separate financial results for its two operating segments: the Project Management Group and the Construction Claims Group. Hill’s Project Management Group provides program management, project management, construction management, project management oversight, troubled project turnaround, staff augmentation, estimating and cost management, project labor agreement consulting and management consulting services. Hill’s Construction Claims Group provides claims preparation, analysis and review, litigation support, lender advisory, cost/damages assessment, delay/disruption analysis, contract review and assessment, risk assessment, adjudication and expert witness testimony services.

Project Management Group. Total revenue at Hill’s Project Management Group during the first quarter of 2009 grew to $80.8 million, an increase of 35.7% over the first quarter of 2008. Consulting fee revenue for the first quarter of 2009 at the Projects Group rose to $69.7 million, an increase of 41.2%. That percentage growth was comprised of 29.4% organic growth, primarily from the Middle East and North Africa regions, and 11.8% growth from the acquisitions last year of Gerens Management Group S.A. and Euromost Polska Sp. z o.o. Operating profit for the Projects Group for the first quarter of 2009 was $9.1 million, an increase of 24.3% over the prior year quarter.

Construction Claims Group. Total revenue at Hill’s Construction Claims Group during the first quarter of 2009 grew to $23.2 million, an increase of 8.3% over the first quarter of 2008. Consulting fee revenue for the first quarter of 2009 at the Claims Group rose to $22.4 million, and increase of 10.8%. That percentage growth was comprised of 5.8% organic growth and 5.0% growth from the acquisitions last year of PCI Group LLC and Chitester Management Systems, Inc. Operating profit for the Claims Group for the first quarter of 2009 was $2.3 million, a decrease of 34.3% from the prior year quarter.

Stock Repurchase Program

During the first quarter of 2009, the company repurchased approximately 1,143,000 shares of its common stock at a cost of $3.4 million, or an average cost of $3.01 per share, under the Board-authorized $20.0 million stock repurchase program announced in November 2008. To date, the company has repurchased a total of approximately 2,308,000 shares of its common stock at a cost of $9.4 million, or an average cost of $4.06 per share, under the stock repurchase program.

Conference Call

David L. Richter, Hill’s President and Chief Operating Officer, and John Fanelli III, Hill’s Senior Vice President and Chief Financial Officer, will host a conference call on Wednesday, May 6, 2009, at 11:00 am Eastern Time to discuss the financial results for the quarter ended March 31, 2009. Interested parties may participate in the call by dialing (888) 787-0460 (Domestic) or (706) 679-3200 (International) approximately 10 minutes before the call is scheduled to begin and ask to be connected to the Hill International conference call. The conference call will be broadcast live over the Internet. To listen to the live call, please go to the “Investor Relations” section of Hill’s website at www.hillintl.com, and click on “Financial Information,” and then “Presentations and Calls”. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to participate in the live call, the conference call will be archived and can be accessed for approximately 90 days.

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May 5, 2009

About Hill International

Hill International, with 2,300 employees in 80 offices worldwide, provides program management, project management, construction management, and construction claims and consulting services. Engineering News-Record magazine recently ranked Hill as the 11th largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Forward-Looking Statements

Certain statements contained in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information contained in this press release, the matters set forth herein including, but not limited to, any projections of earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include: modifications and termination of client contracts; control and operational issues pertaining to business activities that we conduct on our own behalf or pursuant to joint ventures with other parties; difficulties we may incur in implementing our acquisition strategy; the need to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog. Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in the reports we have filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

(HIL-G)

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May 5, 2009

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(In 000’s, Except Per Share Data)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
		(Revised)(1)
Consulting fee revenue	$92,148	$69,638
Reimbursable expenses	11,786	11,255

Total revenue	103,934	80,893

Cost of services	52,688	37,254
Reimbursable expenses	11,786	11,255

Total direct expenses	64,474	48,509

Gross profit	39,460	32,384
Selling, general and administrative expenses	36,300	27,500
Equity in earnings of affiliates	(1,181)	(635)

Operating profit	4,341	5,519
Interest expense (income), net	213	(365)

Earnings before income tax benefit	4,128	5,884
Income tax benefit	(426)	(1,157)

Consolidated net earnings	4,554	7,041
Less: net earnings – noncontrolling interests(1)	(151)	(210)

Net earnings attributable to Hill International, Inc.(1)	$4,403	$6,831

Basic earnings per common share attributable to Hill International, Inc.	$0.11	$0.17

Basic weighted average common shares outstanding	40,977	40,791

Diluted earnings per common share attributable to Hill International, Inc.	$0.11	$0.17

Diluted weighted average common shares outstanding	41,119	41,121

(1)	Effective January 1, 2009, the Company adopted Statement of Financial Accounting Standards No. 160 (“SFAS No. 160”) which requires the amount of consolidated net income attributable to the parent and noncontrolling interests (formerly minority interests) to be clearly identified and presented on the face of the consolidated income statement, with retroactive adoption of its presentation requirements.

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May 5, 2009

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

Selected Segment Data

(Unaudited)

	Three Months Ended March 31,
	2009	2008
(in thousands)
Project Management

Consulting fee revenue	$69,700	$49,376

Total revenue	$80,769	$59,501

Gross profit	$27,395	$20,044

Gross profit as a percent of consulting fee revenue	39.3%	40.6%

Selling, general and administrative expenses	$19,442	$13,328

SG&A expenses as a percent of consulting fee revenue	27.9%	27.0%

Operating profit before equity in earnings of affiliates	$7,953	$6,716
Equity in earnings of affiliates	1,181	635

Operating profit	$9,134	$7,351

Operating profit as a percent of consulting fee revenue	13.1%	14.9%

Construction Claims

Consulting fee revenue	$22,448	$20,262

Total revenue	$23,165	$21,392

Gross profit	$12,065	$12,340

Gross profit as a percent of consulting fee revenue	53.7%	60.9%

Selling, general and administrative expenses	$9,742	$8,804

SG&A expenses as a percent of consulting fee revenue	43.3%	43.5%

Operating profit	$2,323	$3,536

Operating profit as a percent of consulting fee revenue	10.3%	17.5%

Hill International	Page 6
May 5, 2009

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

Selected Other Financial Data

(Unaudited)

	Three Months Ended March 31,
	2009	2008
(in thousands)		(Revised)(1)
Consulting fee revenue	$92,148	$69,638

Total revenue	$103,934	$80,893

Gross profit	$39,460	$32,384

Gross profit as a percent of consulting fee revenue	42.8%	46.5%

Selling, general and administrative expenses (excluding corporate expenses)	$29,184	$22,132

Selling, general and administrative expenses (excluding corporate expenses) as a percent of consulting fee revenue	31.7%	31.8%

Corporate expenses	$7,116	$5,368

Corporate expenses as a percent of consulting fee revenue	7.7%	7.7%

Operating profit	$4,341	$5,519

Operating profit as a percent of consulting fee revenue	4.7%	7.9%

Effective income tax benefit rate(1)	(10.3)%	(19.7)%

(1)	Effective January 1, 2009, the Company adopted SFAS No. 160 which requires the amount of consolidated net income attributable to the parent and noncontrolling interests (formerly minority interests) to be clearly identified and presented on the face of the consolidated income statement, with retroactive adoption of its presentation requirements. The new presentation changed the 2008 effective income tax benefit rate.

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May 5, 2009

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

Selected Balance Sheet Data

(Unaudited)

	March 31, 2009	December 31, 2008
(in thousands)		(Revised)(1)
Cash and cash equivalents	$18,575	$20,430

Accounts receivable, net	$128,148	$118,124

Current assets	$167,124	$161,492

Total assets	$259,761	$254,041

Current liabilities	$77,034	$80,653

Total debt	$27,915	$18,887

Stockholders’ equity(1)	$136,249	$139,016

(1)	Effective January 1, 2009, the Company adopted SFAS No. 160 which requires that the ownership interests in subsidiaries held by parties other than the parent to be presented within the equity section of the consolidated balance sheet. The amount formerly captioned as minority interests in the 2008 consolidated balance sheet has been reclassified to stockholders’ equity as noncontrolling interests.

EBITDA Reconciliation

(Unaudited)

EBITDA (earnings before interest, taxes, depreciation and amortization) for the first quarter of 2009 declined to $5.9 million, a decrease of 7.8% from the first quarter of 2008. EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of Hill’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP. A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation S-K follows:

	Three Months Ended March 31,
	2009	2008
(in thousands)
Net earnings	$4,403	$6,831

Interest expense (income), net	213	(365)

Income tax benefit	(426)	(1,157)

Depreciation and amortization	1,727	1,112

EBITDA	$5,917	$6,421